UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

Heart Test Laboratories, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 21, 2022, Heart Test Laboratories, Inc. (the “Company”) received notice from the Listing Qualifications Staff of The Nasdaq Stock Market, LLC, ("Nasdaq"), stating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5250(b)(1) (the “Equity Rule”).

On February 3, 2023, we submitted to Nasdaq a plan to regain compliance with the Equity Rule. On February 8, 2023, Nasdaq notified us that they granted us an extension of up to 180 calendar days from December 21, 2022, or through June 19, 2023, to regain compliance. On June 20, 2023, we received a delist determination letter from Nasdaq advising us that Nasdaq determined that we did not meet the terms of the extension by the June 19, 2023 deadline.

On June 27, 2023, we submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”) to appeal the delisting determination. Subsequently, on August 1, 2023, the Staff notified the Company that the bid price of its common stock failed to close above the minimum $1 requirement for the past 30 trading days, pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Company attended an August 17, 2023, hearing before the Panel and requested the continued listing of its securities on the Nasdaq Capital Market pending its return to compliance with the Equity Rule and the Bid Price Rule.

On August 28, 2023, the Company received a decision from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Equity Rule on or before November 21, 2023, and certain other conditions. In addition, The Company has until January 29, 2024, to demonstrate compliance with the minimum $1 bid price requirement pursuant to the Bid Price Rule.

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to regain compliance with the Nasdaq continued listing standards. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended April 30, 2023 filed with the Securities and Exchange Commission on July 19, 2023. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	August 30, 2023	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors